Exhibit 99.1

TRI POINTE GROUP, INC. REPORTS 2020 THIRD QUARTER RESULTS

-Net New Home Orders up 50% Year-Over-Year-
-Backlog Dollar Value up 39% Year-Over-Year-
-Homebuilding Gross Margin Percentage of 22.1%-
-Diluted Earnings Per Share of $0.61-
IRVINE, Calif., October 22, 2020 / TRI Pointe Group, Inc. (the “Company”) (NYSE:TPH) today announced results for the third quarter ended September 30, 2020.
“TRI Pointe Group delivered another quarter of outstanding results in the third quarter of 2020, generating year-over-year net order growth of 50% and net income of $78.7 million, or earnings per share of $0.61,” said TRI Pointe Group Chief Executive Officer Doug Bauer. “Our homebuilding operations continue to benefit from extremely strong housing fundamentals, marked by low interest rates, scarcity of new and existing home inventory and highly motivated buyers. We believe these positive drivers will remain in place for the foreseeable future and will serve as tailwinds for our company as we grow our presence across the country.”
Mr. Bauer continued, “The robust demand we experienced in the quarter resulted in pricing power at our communities and allowed us to stay ahead of input cost inflation. As a result, home sales gross margin for the quarter came in at 22.1%, which was higher than we had forecast. The strong closing volumes also led to better operating leverage in the quarter, as evidenced by our SG&A ratio improving by 180 basis points year-over-year. We will continue to balance our growth objectives against our efforts to improve profitability in each of our markets.”
Mr. Bauer concluded, “Equally important are our ongoing efforts to improve returns. We remain focused on ways in which we can be more efficient with our capital and believe we can improve our return profile over time through a combination of better operating leverage, quicker inventory turns and additional share repurchases. We believe these initiatives will drive returns higher and create more value for our shareholders over time.”
Results and Operational Data for Third Quarter 2020 and Comparisons to Third Quarter 2019
•Net income was $78.7 million, or $0.61 per diluted share, compared to $62.9 million, or $0.44 per diluted share. In the third quarter of 2020, the Company recorded costs related to the early extinguishment and refinancing of the remaining portion of its Senior Notes due 2021 in connection with the issuance of its Senior Notes due 2028 during the second quarter. The current quarter charge incurred was $3.4 million and is included in other (expense) income, net on the Company's consolidated statements of operations. In addition, the Company incurred $54,000 of additional restructuring charges related to a workforce reduction plan that was implemented in the second quarter of 2020. Excluding these items, adjusted net income was $81.3 million, or $0.63 per diluted share, for the third quarter of 2020.*
•Home sales revenue of $826.0 million compared to $746.3 million, an increase of 11%
◦New home deliveries of 1,303 homes compared to 1,187 homes, an increase of 10%
◦Average sales price of homes delivered of $634,000 compared to $629,000, an increase of 1%
•Homebuilding gross margin percentage of 22.1% compared to 22.6%, a decrease of 50 basis points
◦Excluding interest and impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 25.0%*
•SG&A expense as a percentage of homes sales revenue of 9.8% compared to 11.6%, a decrease of 180 basis points
•Net new home orders of 1,933 compared to 1,291, an increase of 50%
•Active selling communities averaged 134.0 compared to 147.5, a decrease of 9%

◦Net new home orders per average selling community were 14.4 orders (4.8 monthly) compared to 8.8 orders (2.9 monthly)
◦Cancellation rate of 9% compared to 17%
•Backlog units at quarter end of 3,188 homes compared to 2,312, an increase of 38%
◦Dollar value of backlog at quarter end of $2.1 billion compared to $1.5 billion, an increase of 39%
◦Average sales price of homes in backlog at quarter end of $648,000 compared to $645,000, an increase of 1%
•Ratios of debt-to-capital and net debt-to-net capital of 37.8% and 27.6%*, respectively, as of September 30, 2020
•Repurchased 3,662,738 shares of common stock at a weighted average price per share of $16.94 for an aggregate dollar amount of $62.1 million in the three months ended September 30, 2020
•Ended the third quarter of 2020 with total liquidity of $1.0 billion, including cash and cash equivalents of $493.6 million and $533.2 million of availability under the Company’s unsecured revolving credit facility

*    See “Reconciliation of Non-GAAP Financial Measures”

“In keeping with our focus on operational efficiency, we have made the strategic decision to consolidate our homebuilding brands into one unified name – TRI Pointe Homes,” said TRI Pointe Group President and Chief Operating Officer Tom Mitchell. “This change will allow us to concentrate our sales and marketing efforts around one brand instead of six, while also creating a stronger national awareness for our company. Our operational mantra of leveraging the best of big and small, with local expertise and relationships powered by large scale financial resources and technology platforms, will continue to define who we are as a company as we look to the future.”
Outlook

For the fourth quarter of 2020, the Company anticipates delivering between 1,400 and 1,500 homes at an average sales price between $625,000 and $635,000. The Company expects its homebuilding gross margin percentage will be in the range of 20.5% to 21.5% for the fourth quarter of 2020 and anticipates its SG&A expense as a percentage of homes sales revenue will be in the range of 9.8% to 10.3% during such period. Lastly, the Company expects its effective tax rate for the fourth quarter of 2020 will be in the range of 25.0% to 25.5%.

For the full year, the Company anticipates delivering between 4,900 and 5,000 homes at an average sales price between $625,000 and $630,000. In addition, the Company expects homebuilding gross margin percentage will be in the range of 21.0% to 21.5% for the full year and anticipates its SG&A expense as a percentage of homes sales revenue will be in the range of 10.8% to 11.2%. Finally, the Company expects its effective tax rate for the full year will be in the range of 24.0% to 24.5%.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Thursday, October 22, 2020.  The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer, and Glenn Keeler, Chief Financial Officer.
Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at presentation slides on the internet through the Investors section of the Company’s website at www.TRIPointeGroup.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at (877) 407-3982, or (201) 493-6780 for international participants. Participants should ask for the TRI Pointe Group Second Quarter 2020 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start of the call. A replay of the call will be available for two weeks following the call toll free at (844) 512-2921, or (412) 317-6671 for international participants, using the reference number 13711225. An archive of the webcast will also be available on the Company’s website for a limited time.

About TRI Pointe Group®
Headquartered in Irvine, California, TRI Pointe Group, Inc. (NYSE: TPH) is a family of premium, regional homebuilders that designs, builds, and sells homes in major U.S. markets. As one of the top 10 largest public homebuilding companies based on revenue in the United States, TRI Pointe Group combines the resources, operational sophistication, and leadership of a national organization with the regional insights, community ties, and agility of local homebuilders. The TRI Pointe Group family includes Maracay® in Arizona, Pardee Homes® in California and Nevada, Quadrant Homes® in Washington, Trendmaker® Homes in Texas, TRI Pointe Homes® in California, Colorado and the Carolinas, and Winchester® Homes* in Maryland and Virginia. TRI Pointe Group was named 2019 Builder of the Year by Builder and Developer magazine, recognized in Fortune magazine’s 2017 100 Fastest-Growing Companies list, and garnered the 2015 Builder of the Year Award by Builder magazine. The company was also named one of the Best Places to Work in Orange County by the Orange County Business Journal in 2016, 2017, 2018 and 2019. For more information, please visit www.TriPointeGroup.com.
*Winchester is a registered trademark and is used with permission.

Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of the ongoing COVID-19 pandemic, which are highly uncertain and subject to rapid change, cannot be predicted and will depend upon future developments, including the severity and the duration of the outbreak, the duration of existing and future social distancing and shelter-in-place orders, further mitigation strategies taken by applicable government authorities, the availability and efficacy of a vaccine, adequate testing and treatments and the prevalence of widespread immunity to COVID-19; the impacts on our supply chain, the health of our employees, service providers and trade partners, and the reactions of U.S. and global markets and their effects on consumer confidence and spending; the effects of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations, particularly within California; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; raw material and labor prices and availability; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the re-occurrence of drought conditions in California; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or outbreaks of contagious diseases, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.
Investor Relations Contact:
Drew Mackintosh, Mackintosh Investor Relations
InvestorRelations@TRIPointeGroup.com, 949-478-8696
Media Contact:
Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change	% Change	2020	2019	Change	% Change
Operating Data:	(unaudited)
Home sales revenue	$826,036	$746,269	$79,767	11%	$2,187,816	$1,931,110	$256,706	13%
Homebuilding gross margin	$182,580	$168,642	$13,938	8%	$470,044	$357,263	$112,781	32%
Homebuilding gross margin %	22.1%	22.6%	(0.5)%		21.5%	18.5%	3.0%
Adjusted homebuilding gross margin %*	25.0%	25.3%	(0.3)%		24.4%	21.5%	2.9%
SG&A expense	$81,037	$86,585	$(5,548)	(6)%	$246,259	$248,090	$(1,831)	(1)%
SG&A expense as a % of home sales revenue	9.8%	11.6%	(1.8)%		11.3%	12.8%	(1.5)%
Net income	$78,682	$62,861	$15,821	25%	$167,093	$89,194	$77,899	87%
Adjusted net income*	$81,309	$62,861	$18,448	29%	$179,168	$89,194	$89,974	101%
Adjusted EBITDA*	$140,792	$115,605	$25,187	22%	$329,519	$207,371	$122,148	59%
Interest incurred	$20,063	$22,405	$(2,342)	(10)%	$62,670	$67,740	$(5,070)	(7)%
Interest in cost of home sales	$23,495	$19,240	$4,255	22%	$62,118	$51,502	$10,616	21%

Other Data:
Net new home orders	1,933	1,291	642	50%	4,926	4,103	823	20%
New homes delivered	1,303	1,187	116	10%	3,490	3,126	364	12%
Average sales price of homes delivered	$634	$629	$5	1%	$627	$618	$9	1%
Cancellation rate	9%	17%	(8)%		14%	16%	(2)%
Average selling communities	134.0	147.5	(13.5)	(9)%	138.8	147.3	(8.5)	(6)%
Selling communities at end of period	126	150	(24)	(16)%
Backlog (estimated dollar value)	$2,067,366	$1,491,452	$575,914	39%
Backlog (homes)	3,188	2,312	876	38%
Average sales price in backlog	$648	$645	$3	0%

	September 30,	December 31,
	2020	2019	Change	% Change
Balance Sheet Data:	(unaudited)
Cash and cash equivalents	$493,585	$329,011	$164,574	50%
Real estate inventories	$2,989,377	$3,065,436	$(76,059)	(2)%
Lots owned or controlled	31,860	30,029	1,831	6%
Homes under construction (1)	2,777	2,269	508	22%
Homes completed, unsold	109	343	(234)	(68)%
Debt	$1,333,254	$1,283,985	$49,269	4%
Stockholders’ equity	$2,198,088	$2,186,530	$11,558	0.5%
Book capitalization	$3,531,342	$3,470,515	$60,827	2%
Ratio of debt-to-capital	37.8%	37.0%	0.8%
Ratio of net debt-to-net capital*	27.6%	30.4%	(2.8)%
__________
(1)     Homes under construction included 73 and 78 models at September 30, 2020 and December 31, 2019, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2020	2019
Assets	(unaudited)
Cash and cash equivalents	$493,585	$329,011
Receivables	73,419	69,276
Real estate inventories	2,989,377	3,065,436
Investments in unconsolidated entities	36,880	11,745
Goodwill and other intangible assets, net	159,492	159,893
Deferred tax assets, net	30,752	49,904
Other assets	174,060	173,425
Total assets	$3,957,565	$3,858,690

Liabilities
Accounts payable	$94,064	$66,120
Accrued expenses and other liabilities	332,147	322,043
Loans payable	250,000	250,000
Senior notes	1,083,254	1,033,985
Total liabilities	1,759,465	1,672,148

Commitments and contingencies

Equity
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 126,825,194 and 136,149,633 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	1,268	1,361
Additional paid-in capital	425,753	581,195
Retained earnings	1,771,067	1,603,974
Total stockholders’ equity	2,198,088	2,186,530
Noncontrolling interests	12	12
Total equity	2,198,100	2,186,542
Total liabilities and equity	$3,957,565	$3,858,690

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Homebuilding:
Home sales revenue	$826,036	$746,269	$2,187,816	$1,931,110
Land and lot sales revenue	3,242	607	3,462	6,819
Other operations revenue	634	618	1,900	1,853
Total revenues	829,912	747,494	2,193,178	1,939,782
Cost of home sales	643,456	577,627	1,717,772	1,573,847
Cost of land and lot sales	3,214	495	3,790	7,552
Other operations expense	624	609	1,872	1,826
Sales and marketing	44,714	47,834	132,545	133,888
General and administrative	36,323	38,751	113,714	114,202
Restructuring charges	54	—	5,603	—
Homebuilding income from operations	101,527	82,178	217,882	108,467
Equity in loss of unconsolidated entities	106	18	67	(33)
Other (expense) income, net	(3,120)	325	(9,075)	6,719
Homebuilding income before income taxes	98,513	82,521	208,874	115,153
Financial Services:
Revenues	2,552	901	6,442	1,959
Expenses	1,334	817	3,698	1,765
Equity in income of unconsolidated entities	3,273	2,114	7,761	4,861
Financial services income before income taxes	4,491	2,198	10,505	5,055
Income before income taxes	103,004	84,719	219,379	120,208
Provision for income taxes	(24,322)	(21,858)	(52,286)	(31,014)
Net income	$78,682	$62,861	$167,093	$89,194
Earnings per share
Basic	$0.61	$0.45	$1.27	$0.63
Diluted	$0.61	$0.44	$1.27	$0.63
Weighted average shares outstanding
Basic	128,941,901	141,088,381	131,190,301	141,729,759
Diluted	129,515,114	141,533,546	131,672,652	142,128,786

MARKET DATA BY REPORTING SEGMENT & STATE
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
Reporting Segment:
Maracay	170	$559	138	$513	475	$534	318	$522
Pardee Homes	368	680	461	698	987	680	1,028	634
Quadrant Homes	78	927	56	880	170	897	167	976
Trendmaker Homes	235	454	224	459	698	464	628	462
TRI Pointe Homes	292	694	226	685	810	701	749	693
Winchester Homes	160	619	82	569	350	626	236	599
Total	1,303	$634	1,187	$629	3,490	$627	3,126	$618

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
State:
Arizona	170	$559	138	$513	475	$534	318	$522
California	481	726	494	758	1,310	740	1,230	705
Colorado	47	625	62	576	166	593	215	564
Maryland	98	578	66	467	228	567	172	493
Nevada	132	563	131	509	321	534	332	551
Texas	235	454	224	459	698	628	628	462
Virginia	62	684	16	992	122	736	64	885
Washington	78	927	56	880	170	167	167	976
Total	1,303	$634	1,187	$629	3,490	$627	3,126	$618

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Reporting Segment:
Maracay	244	18.7	157	15.5	646	17.4	571	14.0
Pardee Homes	696	40.0	424	43.0	1,594	41.5	1,379	43.9
Quadrant Homes	78	8.5	68	6.8	309	8.2	210	6.9
Trendmaker Homes	318	30.5	192	37.0	757	30.3	682	38.1
TRI Pointe Homes	422	25.3	293	29.7	1,163	29.2	882	29.7
Winchester Homes	175	11.0	157	15.5	457	12.2	379	14.7
Total	1,933	134.0	1,291	147.5	4,926	138.8	4,103	147.3

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
State:
Arizona	244	18.7	157	15.5	646	17.4	571	14.0
California	895	45.2	526	53.0	2,157	51.1	1,659	53.8
Colorado	72	4.3	50	6.0	181	4.2	187	6.4
Maryland	131	8.0	87	10.8	334	8.8	255	10.2
Nevada	145	15.5	141	13.7	413	15.3	415	13.4
South Carolina	6	0.3	—	—	6	0.1	—	—
Texas	318	30.5	192	37.0	757	30.3	682	38.1
Virginia	44	3.0	70	4.7	123	3.4	124	4.5
Washington	78	8.5	68	6.8	309	8.2	210	6.9
Total	1,933	134.0	1,291	147.5	4,926	138.8	4,103	147.3

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(dollars in thousands)
(unaudited)

	As of September 30, 2020			As of September 30, 2019
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Reporting Segment:
Maracay	501	$317,887	$635	404	$218,424	$541
Pardee Homes	1,067	696,520	653	753	542,370	720
Quadrant Homes	228	222,394	975	89	77,426	870
Trendmaker Homes	404	184,507	457	367	184,563	503
TRI Pointe Homes	682	461,574	677	451	306,337	679
Winchester Homes	306	184,484	603	248	162,332	655
Total	3,188	$2,067,366	$648	2,312	$1,491,452	$645

	As of September 30, 2020			As of September 30, 2019
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
State:
Arizona	501	$317,887	$635	404	$218,424	$541
California	1,399	941,768	673	885	669,724	757
Colorado	115	65,576	570	116	65,469	564
Maryland	223	122,133	548	144	75,251	523
Nevada	229	148,899	650	203	113,514	559
South Carolina	6	1,851	309	—	—	—
Texas	404	184,507	457	367	184,563	503
Virginia	83	62,351	751	104	87,081	837
Washington	228	222,394	975	89	77,426	870
Total	3,188	$2,067,366	$648	2,312	$1,491,452	$645

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(unaudited)

	September 30,	December 31,
	2020	2019
Lots Owned or Controlled(1):
Maracay	3,817	3,730
Pardee Homes	13,706	13,267
Quadrant Homes	932	1,103
Trendmaker Homes	4,445	4,034
TRI Pointe Homes	7,300	6,170
Winchester Homes	1,660	1,725
Total	31,860	30,029

	September 30,	December 31,
	2020	2019
Lots Owned or Controlled(1):
Arizona	3,817	3,730
California	14,544	14,677
Colorado	1,198	1,033
Maryland	1,000	1,140
Nevada	2,445	2,026
North Carolina	2,708	1,590
South Carolina	111	111
Texas	4,445	4,034
Virginia	660	585
Washington	932	1,103
Total	31,860	30,029

	September 30,	December 31,
	2020	2019
Lots by Ownership Type:
Lots owned	22,197	22,845
Lots controlled(1)	9,663	7,184
Total	31,860	30,029
__________
(1)    As of September 30, 2020 and December 31, 2019, lots controlled included lots that were under land option contracts or purchase contracts.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following tables reconcile homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended September 30,
	2020	%	2019	%
	(dollars in thousands)
Home sales revenue	$826,036	100.0%	$746,269	100.0%
Cost of home sales	643,456	77.9%	577,627	77.4%
Homebuilding gross margin	182,580	22.1%	168,642	22.6%
Add: interest in cost of home sales	23,495	2.8%	19,240	2.6%
Add: impairments and lot option abandonments	315	0.0%	1,029	0.1%
Adjusted homebuilding gross margin	$206,390	25.0%	$188,911	25.3%
Homebuilding gross margin percentage	22.1%		22.6%
Adjusted homebuilding gross margin percentage	25.0%		25.3%

	Nine Months Ended September 30,
	2020	%	2019	%
Home sales revenue	$2,187,816	100.0%	$1,931,110	100.0%
Cost of home sales	1,717,772	78.5%	1,573,847	81.5%
Homebuilding gross margin	470,044	21.5%	357,263	18.5%
Add: interest in cost of home sales	62,118	2.8%	51,502	2.7%
Add: impairments and lot option abandonments	2,044	0.1%	6,519	0.3%
Adjusted homebuilding gross margin(1)	$534,206	24.4%	$415,284	21.5%
Homebuilding gross margin percentage	21.5%		18.5%
Adjusted homebuilding gross margin percentage(1)	24.4%		21.5%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of debt-to-capital to the non-GAAP ratio of net debt-to-net capital. We believe that the ratio of net debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	September 30, 2020	December 31, 2019
Loans payable	$250,000	$250,000
Senior notes	1,083,254	1,033,985
Total debt	1,333,254	1,283,985
Stockholders’ equity	2,198,088	2,186,530
Total capital	$3,531,342	$3,470,515
Ratio of debt-to-capital(1)	37.8%	37.0%

Total debt	$1,333,254	$1,283,985
Less: Cash and cash equivalents	(493,585)	(329,011)
Net debt	839,669	954,974
Stockholders’ equity	2,198,088	2,186,530
Net capital	$3,037,757	$3,141,504
Ratio of net debt-to-net capital(2)	27.6%	30.4%
__________
(1)    The ratio of debt-to-capital is computed as the quotient obtained by dividing total debt by the sum of total debt plus stockholders’ equity.
(2)    The ratio of net debt-to-net capital is computed as the quotient obtained by dividing net debt (which is total debt less cash and cash equivalents) by the sum of net debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income, as reported and prepared in accordance with GAAP. EBITDA means net income before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation, (f) impairments and lot option abandonments, (g) early loan termination costs and (h) restructuring charges. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
Net income	$78,682	$62,861	$167,093	$89,194
Interest expense:
Interest incurred	20,063	22,405	62,670	67,740
Interest capitalized	(20,063)	(22,405)	(62,670)	(67,740)
Amortization of interest in cost of sales	23,538	19,234	62,166	51,674
Provision for income taxes	24,322	21,858	52,286	31,014
Depreciation and amortization	7,020	6,795	19,196	18,356
EBITDA	133,562	110,748	300,741	190,238
Amortization of stock-based compensation	3,477	3,828	10,888	10,614
Impairments and lot option abandonments	315	1,029	2,044	6,519
Early loan termination costs	3,384	—	10,243	—
Restructuring charges	54	—	5,603	—
Adjusted EBITDA	$140,792	$115,605	$329,519	$207,371

 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

 The following table contains information about our operating results reflecting certain adjustments to income before income taxes, provision for income taxes, net income, net income available to common stockholders and earnings per share (diluted). We believe reflecting these adjustments is useful to investors in understanding our recurring operations by eliminating the varying effects of certain non-routine events, and may be helpful in comparing the Company to other homebuilders to the extent they provide similar information.

	Three Months Ended September 30, 2020				Nine Months Ended September 30, 2020
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
	(in thousands, except per share amounts)
Income before income taxes	$103,004	$3,438	(1)	$106,442	$219,379	$15,846	(1)	$235,225
Provision for income taxes	(24,322)	(811)	(2)	(25,133)	(52,286)	(3,771)	(2)	(56,057)
Net income	$78,682	$2,627		$81,309	$167,093	$12,075		$179,168
Earnings per share
Diluted	$0.61			$0.63	$1.27			$1.36
Weighted average shares outstanding
Diluted	129,515			129,515	131,673			131,673

Effective tax rate	23.6%			23.6%	23.8%			23.8%
_________
(1)Includes (i) a $3.4 million and $10.2 million charge for the three and nine months ended September 30, 2020, respectively, related to the early extinguishment of a portion of our Senior Notes due 2021, which is included in other (expense) income, net on our consolidated statements of operations, and (ii) a $56,000 and $5.6 million charge for the three and nine months ended September 30, 2020, related to restructuring charges stemming from a workforce reduction plan.
(2)Includes a tax adjustment to reflect the higher pretax earnings associated with the aforementioned adjustments.